As filed with the Securities and Exchange Commission on October 5, 2021
No. 333-258693

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPSTAR SPECIAL PURPOSE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	84-4730610 (I.R.S. Employer Identification No.)
405 West 14th Street
Austin, TX 78701
(512) 340-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Steven Hicks
Chief Executive Officer
Capstar Special Purpose Acquisition Corp.
405 West 14th Street
Austin, TX 78701
(512) 340-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Christopher S. Auguste, Esq. Ernest S. Wechsler, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10033 Tel: (212) 715-9100	Ettore A. Santucci, Esq. James T. Barrett, Esq. Jocelyn M. Arel, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: (617) 570-1000
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.   ☐
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)   ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
New Gelesis Common Stock(1)	108,950,726	$1,070,985,637	$116,844.54(5)
Total	108,950,726	$1,070,985,637	$116,844.54(5)

(1)
Based on the maximum number of shares of common stock, $0.0001 par value per share (the “New Gelesis Common Stock”), of New Gelesis (as defined below) issuable upon a business combination (the “Business Combination”) involving Capstar Special Purpose Acquisition Corp. (“CPSR”) and Gelesis, Inc. (“Gelesis”). This number is based on 108,950,726, the maximum number of shares of New Gelesis Common Stock that are expected to be issued pursuant to the Business Combination to the Gelesis Equityholders, which includes: (i) 83,188,403 shares of New Gelesis Common Stock to be issued to the holders of Gelesis Common Stock; (ii) 20,865,318, the maximum aggregate number of shares of New Gelesis Common Stock that may become issuable under certain Gelesis Options that are to be assumed by New Gelesis and become exercisable for shares of New Gelesis Common Stock upon consummation of the Business Combination; and (iii) 4,897,005, the maximum aggregate number of shares of New Gelesis Common Stock that may become issuable upon the settlement of certain Gelesis Warrants outstanding as of August 10, 2021, which Gelesis Warrants will be cancelled in exchange for warrants to purchase shares of New Gelesis Common Stock upon consummation of the Business Combination. “New Gelesis” refers to CPSR after giving effect to the consummation of the Business Combination.

(2)
Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock of CPSR on the New York Stock Exchange on August 9, 2021 ($9.83 per share of Class A Common Stock). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(4)
Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.

(5)
Registration fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Capstar Special Purpose Acquisition Corp. is filing this Amendment No. 2 to its Registration Statement on Form S-4 (File No. 333-258693) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 21.   Exhibits and Financial Statements Schedules
(a) Exhibits.
Exhibit Number	Description
2.1†#
Business Combination Agreement, dated as of July 19, 2021, by and among Capstar Special Purpose Acquisition Corp., CPSR Gelesis Merger Sub, Inc. and Gelesis, Inc. (attached as Annex A to the proxy statement/prospectus contained in this Registration Statement).

3.1	Form of Amended and Restated Certificate of Incorporation of Capstar Special Purpose Acquisition Corp. (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Registration Statement on Form S-1 of Capstar Special Purpose Acquisition Corp. (File No. 333-239094)).
3.2	By-laws of Capstar Special Purpose Acquisition Corp. (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registration Statement on Form S-1 of Capstar Special Purpose Acquisition Corp. (File No. 333-239094)).
3.3#	Form of Second Amended and Restated Certificate of Capstar Special Purpose Acquisition Corp. (attached as Exhibit G to the Business Combination Agreement).
3.4#	Form of Second Amended and Restated Bylaws of Capstar Special Purpose Acquisition Corp (attached as Exhibit H to the Business Combination Agreement).
5.1#	Opinion of Kramer Levin Naftalis & Frankel LLP.
8.1#	Tax Opinion of Kramer Levin Naftalis & Frankel LLP
10.1#	Form of Sponsor Letter Agreement (attached as Exhibit A to the Business Combination Agreement)
10.2#	Form of Subscription Agreement (attached as Exhibit B to the Business Combination Agreement).
10.3#	Form of Transaction Support Agreement (attached as Exhibit C to the Business Combination Agreement).
10.4#	Form of Amended and Restated Registration and Stockholder Rights Agreement (attached as Exhibit D to the Business Combination Agreement)
10.5*#	Form of Gelesis Holdings, Inc. 2021 Stock Option and Incentive Plan (attached as Exhibit H to the Business Combination Agreement).
10.6*#	2016 Gelesis, Inc. Stock Option and Grant Plan.
10.7	Royalty and Sublicense Income Agreement, dated as of December 18, 2009, as amended on June 28, 2012, by and among PureTech Ventures, LLC, Gelesis, Inc. and Gelesis LP
10.8§	Second Amended and Restated Supply and Distribution Agreement, dated July 1, 2021, by and between Roman Health Pharmacy LLC and Gelesis Inc.
10.9§	Pharmaceutical Distribution Agreement, dated as of Feb 12, 2020, between Gelesis, Inc. and Specialty Medical Drugstore, LLC (d/b/a GoGoMeds)
10.10§	License, Collaboration and Supply Agreement, dated June 18, 2020, by and between Gelesis Inc. and CMS Bridging DMCC
21.1#	Subsidiaries of Capstar Special Purpose Acquisition Corp.
23.1#	Consent of Marcum LLP, independent registered accounting firm for CPSR.
23.2#	Consent of KPMG LLP, independent registered accounting firm for Gelesis, Inc.
23.3#	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 and Exhibit 8.1)
24.1#	Power of Attorney.

II-1

Exhibit Number	Description
99.1#	Consent of Yishai Zohar to be named as a director.
99.2#	Consent of Raju Kucherlapati to be named as a director.
99.3#	Consent of Dominic Perks to be named as a director.
99.4#	Consent of Jane Wildman to be named as a director.
99.5#	Consent of Paul Fonteyne to be named as a director.
99.6#	Consent of Clayton Christopher to be named as a director.
101#	Interactive Data File

†
The annexes, schedules, and certain exhibits to the Business Combination Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CPSR hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the Commission upon request.

*
Indicates a management contract or compensatory plan.

#
Previously filed.

§
Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit in accordance with the rules of the Securities and Exchange Commission.

II-2

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, in the State of Texas on the 5th day of October, 2021.
CAPSTAR SPECIAL PURPOSE ACQUISITION CORP.
By:
/s/ R. Steven Hicks

Name:
R. Steven Hicks

Title:
Chairman, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ R. Steven Hicks R. Steven Hicks	Chairman, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Accounting Officer)	October 5, 2021
* Rodrigo de la Torre	Lead Director	October 5, 2021
* Jamie Weinstein	Director	October 5, 2021
* Kathryn Cavanaugh	Director	October 5, 2021
* John Ghiselli	Director	October 5, 2021
* James Whittenburg	Director	October 5, 2021

By:
/s/ R. Steven Hicks

R. Steven Hicks
Attorney-in-Fact